Merrill Lynch

Global Markets & Investment Banking Group

Neoforma Special Committee
Confidential Presentation Materials Prepared For: **
August 5, 2005
Regarding
Project LeapFrog
Exhibit (c)(4)
Confidential Treatment Requested. Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL Table of Contents Presentation to Neoforma Special Committee 1. Review of Final Bids 2. Preliminary Valuation Appendix

Review of Final Bids

CONFIDENTIAL

Review of Final Bids
Key Economic Terms
____________________
(1) Price paid on 1 million VUN shares.
(2) Based on fully-diluted share count of 20.7mm shares less 10.7mm shares owned by VUN.
(3) Revenue and EBITDA multiples based on fully- diluted share count of 20.7mm shares less net cash of $35mm.
(2)
(3)
GHX **
Equity $207.29 $160.65
Price Per Share to:
EV $172.32 $125.68
Public Shareholders
VUN
Total Value to:
Public Shareholders $100 million $77 million
VUN $10 million $30 million
Other VUN Consideration:
21% ownership in proforma GHX —
(2 Board Seats)
Premium Analysis:
Current
1 Month
3 Month
6 Month
1 Year
Results Implied Multiples Implied Multiples
Implied Multiples   : Research Management Research Management Research Management
2005E Revenue $73.5 $73.6 2.3x 2.3x 1.7x 1.7x
2005E EBITDA $16.2 $15.6 10.6x 11.1x 7.8x 8.1x
2005E P/E $0.81 $0.78 12.3x 12.8x 9.5x 9.9x
44.9%
35.7%
26.5%
$7.75
$2.75
2.6%
10.2%
12.3%
5.2%
(2.0%)
$10.00
$10.00
32.5%
42.3%
$7.37
$7.91
Average Price
$7.55
$7.03
$6.90
(1)
** Confidential treatment requested.

CONFIDENTIAL 2
Review of Final Bids (Cont’d)
Implied Multiples Matrix – Offer at $10.00 per share
____________________
Note: “NM” means negative or greater than 50.0x.
(1) Revenue and EBITDA multiples based on fully- diluted share count of 20.7mm shares less net cash of $35mm.
$37mm $40mm $45mm $50mm $55mm $61mm
2006E Revenue $54.0 $57.0 $62.0 $67.0 $72.0 $78.0
2006E EBITDA $3.7 $6.7 $11.7 $16.7 $21.7 $27.7
2006E Net Income ($11.3) ($8.3) ($3.3) $1.7 $6.7 $12.7
2006E Revenue 3.2x 3.0x 2.8x 2.6x 2.4x 2.2x
2006E EBITDA 47.1x 25.9x 14.8x 10.3x 8.0x 6.2x
2006E Net Income NM NM NM NM 30.9x 16.3x
Assumed Annual Outsourcing Agreement Fee
Results
Implied Multiples
(1)

GHX	
Agreement Termination:	6 years (12/11)	10 years (12/15)
Outsourcing Agreement Fee:		
2006	$50mm	$45mm[1]
2007	$45mm	Volume-based
2008	$37mm	Volume-based
Thereafter	$37mm	Volume-based
Member-Based Pricing:	Incentive plan; Members ramp to $12mm of the $37mm in 2011	Beginning in year 4
Commitment to Roadmap:	Yes	NA
Benchmarking:	No	Yes - with new terms
Other:	—	Non-diversion clause

CONFIDENTIAL 3
Review of Final Bids (Cont’d)
Key Outsourcing Agreement (OA) Terms
____________________
(1) Comprised of a $10mm fixed annual fee plus a fee based on gross transaction volume.
** Confidential treatment requested.
**

neoforma

	GHX	
Financing Commitment:	$110mm commitment letter from GE Capital	Combination of debt & equity; Debt source TBD
Transaction Timing:	—	Estimated signing in 30 days
Conditions:	▪ Completion of definitive agreements ▪ Diligence (list of 14 open items) ▪ GHX Board Approval ▪ Amendment to GHX Limited Liability company agreement	▪ Completion of legal and accounting diligence ▪ Completion of other confirmatory diligence including customer calls, etc.
Other:	▪ Requests exclusivity through September 29th	▪ Did not provide a full Merger Agreement mark-up

CONFIDENTIAL 4 Review of Final Bids (Cont’d) Other Transaction Terms ** Confidential treatment requested. **

Preliminary Valuation

CONFIDENTIAL

Preliminary Valuation
We have analyzed three primary scenarios with respect to the Outsourcing Agreement
Scenario
1:
Contract Terminated in 2010
– The OA is assumed to remain in place, but is not extended at its termination in 2010
Scenario
2:
Contract Extended through 2015
– The OA is renegotiated effective January 2006, and is assumed to be extended through
2015; OA is not extended beyond this point
Scenario
3:
Contract Renewed in Perpetuity
– The OA is renegotiated effective January 2006  and is assumed to be extended in perpetuity
For each of these scenarios, we have looked at the sensitivity to changes in the assumed annual
OA fee ranging from $37mm to $61mm
The cost structure is assumed to remain unchanged from its current Base Case levels – a $1mm reduction in OA fee results in a $1mm reduction in EBITDA
Scenario Analysis

CONFIDENTIAL

Preliminary Valuation
Key Model Assumptions
2005E – 2008E projections per management
Includes effect of Project Modesto cost savings initiatives (no reduction in public company costs) as follows:
2009E – 2010E projections are based on the following assumptions:
NSG revenues are projected using a 20% growth rate
Consolidated EBITDA margin assumed to remain flat to 2008E level
No cash taxes due to utilization of NOLs
Capital expenditures projected at 4.0% of sales (based on 2006E – 2008E average)
For analysis of Scenario 2, we have extended projections through 2015
NSG revenues are projected using a 10% growth rate
For Scenarios 1 and 2, Perpetuity Value is derived entirely from NSG business
NSG EBITDA margin assumed to be 10.0%; business burdened by entire corporate overhead and public company costs
Base Case Projections
2006 2007 2008
Impact of Savings Initiatives $8,090 $12,898 $13,138

CONFIDENTIAL

Preliminary Valuation
Projected Income Statement – Base Case
(Amounts in Thousands, Except Per Share Data)
Fiscal Year Ended CAGR CAGR
2005E 2006E 2007E 2008E 2009E 2010E '03 - '05 '05 - '10
Adjusted Revenue
Related Party $61,522 $61,305 $61,204 $61,106 $61,106 $61,106 (6.3%) (0.1%)
Y-o-Y growth % (0.4%) (0.4%) (0.2%) (0.2%) 0.0% 0.0%
Non-Related Party 12,064 17,025 22,814 31,245 37,494 44,993 8.6% 30.1%
Y-o-Y growth % (4.7%) 41.1% 34.0% 37.0% 20.0% 20.0%
Total Adjusted Revenue 73,586 78,330 84,018 92,351 98,600 106,099 (4.2%) 7.6%
Gross Operating Expense 61,484 63,384 69,090 73,250 77,499 82,863 2.0% 6.1%
Impact of Potential Savings Initiatives 0 8,090 12,898 13,138 13,311 13,793
Capitalized SW Development Costs 3,464 4,925 5,910 5,910 6,310 6,790
EBITDA 15,566 27,961 33,736 38,148 40,722 43,819 (14.3%) 23.0%
Margin % 21.2% 35.7% 40.2% 41.3% 41.3% 41.3%

CONFIDENTIAL
Valuation based on Discounted Cash Flow analysis, including sensitivity to changes in the OA revenue
Terminal Value calculated using two methods
Blended Perpetuity growth rate of 3.0% to 5.0%
LTM EBITDA exit multiple of 9.0x to 11.0x
Discount rate range of 13.0% to 15.0%
Cash flows throughout are not tax-effected due to utilization of NOL

Preliminary Valuation
Valuation Methodology
Indicative Cash Flows – $61mm OA Fee
Fiscal Year Ended
2005 2006 2007 2008 2009 2010
Revenue $73.6 $78.3 $84.0 $92.4 $98.6 $106.1
   Y-o-Y growth % (1.2%) 6.4% 7.3% 9.9% 6.8% 7.6%
EBITDA $15.6 $28.0 $33.7 $38.1 $40.7 $43.8
   Margin % 21.2% 35.7% 40.2% 41.3% 41.3% 41.3%
Less: changes in working capital 0.6 (0.2) 0.0 (1.8) (1.8) (1.8)
Less: capital expenditure (4.3) (3.0) (5.0) (3.0) (3.9) (4.2)
Capitalization of SW Development (3.5) (4.9) (5.9) (5.9) (6.3) (6.8)
Unlevered Free Cash Flow $8.3 $19.9 $22.9 $27.4 $28.7 $31.0
Free Cash Flow Growth Rate 35.4% 138.2% 15.0% 19.9% 4.5% 8.1%

CONFIDENTIAL

Discounted Cash Flow – Sensitivity Analysis
Preliminary Valuation
Scenario 1 – Contract Terminated in 2010
____________________
(1)     Equity Value = Enterprise Value + Net Cash – Severance and other one-time costs of $8mm.
Midpoint of 3.0% to 5.0% Growth Rate
5.8 $37.0 $45.0 $50.0 $55.0 $61.0
13.0% 2.33 3.54 4.30 5.06 5.97
14.0% 2.21 3.40 4.14 4.89 5.78
15.0% 2.12 3.28 4.01 4.74 5.61
Value Per Share - Perpetuity Method
(1)
Novation Annual Revenue - '06 and forward
Midpoint of 9x to 11x LTM EBITDA Multiple
6.1 $37.0 $45.0 $50.0 $55.0 $61.0
13.0% 2.60 3.81 4.57 5.33 6.24
14.0% 2.55 3.74 4.48 5.22 6.12
15.0% 2.51 3.67 4.40 5.13 6.00
Value Per Share - EBITDA Method
(1)
Novation Annual Revenue - '06 and forward

CONFIDENTIAL

Discounted Cash Flow – Sensitivity Analysis
Preliminary Valuation
____________________
(1)     Equity Value = Enterprise Value + Net Cash – Severance and other one-time costs of $8mm.
Scenario 2 – Contract Extended through 2015
Midpoint of 3.0% to 5.0% Growth Rate
9.7 $37.0 $45.0 $50.0 $55.0 $61.0
13.0% 3.78 5.89 7.22 8.54 10.13
14.0% 3.54 5.58 6.85 8.12 9.65
15.0% 3.35 5.31 6.53 7.76 9.23
Value Per Share - Perpetuity Method
(1)
Novation Annual Revenue - '06 and forward
Midpoint of 9x to 11x LTM EBITDA Multiple
9.9 $37.0 $45.0 $50.0 $55.0 $61.0
13.0% 3.92 6.03 7.36 8.68 10.27
14.0% 3.75 5.78 7.06 8.33 9.86
15.0% 3.59 5.55 6.78 8.00 9.47
Value Per Share - EBITDA Method
(1)
Novation Annual Revenue - '06 and forward

CONFIDENTIAL

Discounted Cash Flow – Sensitivity Analysis
Preliminary Valuation
____________________
(1)     Equity Value = Enterprise Value + Net Cash – Severance and other one-time costs of $8mm.
Scenario 3 – Contract Renewed in Perpetuity
Midpoint of 3.0% to 5.0% Growth Rate
13.5 $37.0 $45.0 $50.0 $55.0 $61.0
13.0% 3.87 7.54 9.84 12.13 14.89
14.0% 3.58 6.89 8.96 11.03 13.52
15.0% 3.34 6.36 8.25 10.14 12.40
Value Per Share - Perpetuity Method
(1)
Novation Annual Revenue - '06 and forward
Midpoint of 9x to 11x LTM EBITDA Multiple
16.3 $37.0 $45.0 $50.0 $55.0 $61.0
13.0% 6.80 10.16 12.27 14.37 16.89
14.0% 6.56 9.80 11.82 13.85 16.27
15.0% 6.33 9.45 11.40 13.35 15.69
Value Per Share - EBITDA Method
(1)
Novation Annual Revenue - '06 and forward

Appendix

CONFIDENTIAL

Appendix
WACC Calculation
(1) Adjusted betas. Source: The Merrill Lynch Beta Book as of July 2005
(2) Unlevered Beta = (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)).  Assumes Beta of debt equals zero
(3) Unlevered Return = (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium))
(4) Levered Cost of Equity = (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium))
(5) WACC = ((Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity))
(Amounts in Millions, Except Per Share Data)
Comparable Levered Marginal Equity Debt to Unlevered Levered Unlevered
Companies Beta
(1)
Tax Rate Debt Market Value Equity Beta
(2)
Return Return
(3)
Lawson Software (LWSN) 1.57 35.0% 1.3 546.3 0.2% 1.57 14.9% 14.9%
Omnicell (OMCL) 1.31 35.0% 5.8 213.4 2.7% 1.29 13.1% 13.0%
Allscripts (MDRX) 1.46 35.0% 82.5 680.6 12.1% 1.35 14.2% 13.4%
Per-Se Technologies (PSTI) 0.94 35.0% 125.6 677.1 18.6% 0.84 10.6% 9.9%
Trizetto Group (TZIX) 1.26 35.0% 30.8 624.5 4.9% 1.22 12.8% 12.5%
Average 1.31 35.0% 7.7% 1.25 13.1% 12.7%
Leapfrog 1.240 35.0% 0.0 158.5 0.0% 1.24 12.7% 12.7%
Levered Cost of Equity
(4)
Macroeconomic Unlevered Beta's
Assumptions Debt/Equity 1.17 1.21 1.24 1.28 1.31
Risk Free Rate 4.1% 0.0% 12.2% 12.4% 12.7% 12.9% 13.1%
Risk Premium 6.9%
0.0%
12.2% 12.4% 12.7% 12.9% 13.1%
Estimated Market Return 11.0% 0.0% 12.2% 12.4% 12.7% 12.9% 13.1%
3.9% 12.4% 12.6% 12.9% 13.1% 13.4%
7.7%
12.6% 12.8% 13.1% 13.3% 13.6%
Capital Structure WACC
(5)
Debt to Equity to Cost Unlevered Beta's
Capitalization Capitalization    of Debt   Debt Equity 1.17 1.21 1.24 1.28 1.31
0.0% 100.0% 9.0% 0.0% 12.2% 12.4% 12.7% 12.9% 13.1%
0.0% 100.0% 9.5% 0.0% 12.2% 12.4% 12.7% 12.9% 13.1%
0.0% 100.0% 10.0%
0.0%
12.2% 12.4% 12.7% 12.9% 13.1%
3.7% 96.3% 10.5% 3.9% 12.2% 12.4% 12.6% 12.9% 13.1%
7.2% 92.8% 11.0% 7.7% 12.2% 12.4% 12.7% 12.9% 13.1%